Exhibit 99.3

3rd Quarter 2003 Earnings Call November 4, 2003

Management on call John Goff Chief Executive Officer Denny Alberts President & Chief Operating Officer Jerry Crenshaw Executive Vice President & Chief Financial Officer Jane Mody Executive Vice President Capital Markets

The presentation is designed to accompany the press release issued this morning and Crescent's conference call scheduled for today. Certain statements made in here may be considered forward-looking statements within the meaning of the federal securities laws. Although Crescent believes that the expectations set forth in such statements are based upon reasonable assumptions, Crescent's future operations and its actual performance may differ materially from those indicated in any forward-looking statements. Additional information that could cause actual results to differ materially from these statements are detailed in the earnings release issued this morning and from time to time in Crescent's SEC reports, including its annual report on Form 10-K, quarterly reports on Form 10- Q, and reports on Form 8-K. Forward - looking statements

3rd quarter financial results and strategic highlights Results of Funds from Operations available to common shareholders before impairments related to real estate assets ("FFO")(1) 3rd quarter 2003 ? $43.5 million or $.37 per share Year-to-date 2003 ? $121.3 million or $1.04 Per Share Strategic highlights One BriarLake Plaza - 70/30 joint venture with JPMorgan Fleming Asset Management in this 502,000 square foot Class A office building in Houston acquired for $74.4 million The Colonnade - 216,000 square foot Class A office building in Miami acquired for $51.4 million Potential Temperature - Controlled Logistics financing (1) Funds from operations is a supplemental non-GAAP financial measurement used in the real estate industry to measure and compare the operating performance of real estate companies, although these companies may calculate funds from operations in different ways. A reconciliation of our FFO, before and after impairments related to real estate assets, to GAAP net income is included in the financial statements accompanying the press release issued this morning and on pages 11 and 12 of the Second Quarter 2003 Supplemental Operating and Financial Data Report also issued this morning.

Reaffirm 2003 financial guidance FFO guidance(1) Reaffirm 2003 ? $1.55 to $1.80 per share Anticipates the completion of various operating initiatives during the fourth quarter, including residential and other land sales, which may or may not occur in this period or at the levels anticipated (1) Funds from operations is a supplemental non-GAAP financial measurement used in the real estate industry to measure and compare the operating performance of real estate companies, although these companies may calculate funds from operations in different ways. A reconciliation of our FFO, before and after impairments related to real estate assets, to GAAP net income is included in the financial statements accompanying the press release issued this morning and on pages 11 and 12 of the Second Quarter 2003 Supplemental Operating and Financial Data Report also issued this morning.

Strategic plan - key objectives Increasing our return on equity Growing FFO Strengthening our balance sheet

Strategic plan scorecard Initiative Objective Progress YTD 2003 1999 to Present Recycle capital ? Sell non-core assets ? $35M gross $1.3B gross ? Residential cash in ? $24M(1) $137M excess of earnings before reinvestment ? Joint venture ? $0 $650M gross existing assets (7 assets) Leverage operating ? Co-investment with ? $74M gross $335M gross platform strategic partners (1 asset) (3 assets) in new acquisitions (1) Management projects $75M for full year 2003.

Office property results Portfolio % leased occupancy and economic occupancy 86.2% leased occupancy as of September 30, 2003 84.4% economic occupancy as of September 30, 2003 Same-Store NOI growth 3rd quarter 2003 ? (14.4)% GAAP / (14.7)% cash Year-to-date 2003 ? (12.5)% GAAP / (12.3)% cash

Office property results Leasing activity 3rd quarter 2003 ?1.7 million total net rentable square feet leased ? Includes 1.3 million square feet renewed or re- leased, resulting in 12.2% decrease in full service rates over expiring rates Year-to-date 2003 ? 4.0 million total net rentable square feet leased ? Includes 2.4 million square feet renewed or re- leased, resulting in 12.2% decrease in full service rates over expiring rates

Leasing economics - rate Square Feet Full Service Rate 2003 commenced / commencing leases 4,700,000 $21.00 Remaining total expirations in 2003 1,300,000 $19.58 Weighted average in-place rate for the portfolio $22.82 Weighted average quoted rate for the portfolio $21.96

Leasing economics - TI & LC Per square foot per year over life of lease Q4-02 Q1-03 Q2-03 Q3-03 Renewal/Re-lease $3.14 $2.94 $2.46 $2.96 New / Expansion $4.34 $4.18 $4.49 $4.30

2002 Score 2003 Score Readiness To Solve Problems 91.7% 93.4% Responsiveness & Follow- Through 90.8% 92.5% Property Appearance & Condition 87.2% 88.8% Quality of Management Services 90.2% 92.2% Relationship Rating 91.5% 93.3% Renewal Intention 88.7% 90.9% "Best Practice" scores are the average of what CEL & Associates considers to be the "best in the industry" (top 10%) based on surveys of customers from over 350 U.S. commercial real estate companies. Winner of the 2001 and 2002 National Commercial Real Estate Customer Service Award for Excellence Crescent Recognized for Customer Service

Houston office market update Crescent Leased % as of 9/30/03 ? 90.5% Crescent vs. 85.0% market Quoted rental rate as of 9/30/03 ? $20.89 Crescent vs. $19.45 market Market Absorption 3rd quarter ? (463,000) square feet Deliveries 3rd quarter ? 0 square feet Construction as of 9/30/03 ? 846,000 square feet Houston - Class A Market Source: CoStar Group 9/30/03

Dallas office market update Dallas - Class A Crescent Leased % as of 9/30/03 ? 81.8% Crescent vs. 78.8% market Quoted rental rate as of 9/30/03 ? $23.53 Crescent vs. $20.09 market Market Absorption 3rd quarter ? (612,000) square feet Deliveries 3rd quarter ? 0 square feet Construction as of 9/30/03 ? 233,000 square feet Market Source: CoStar Group 9/30/03

Business - class hotel results Denver Marriott Hyatt Regency Albuquerque Three Months ended September 30, 2003 2002 Same-Store NOI (in thousands) $3,675 $3,714 Weighted Average Occupancy 73% 73% Average Daily Rate $111 $109 Revenue Per Available Room $81 $79 Nine Months ended September 30, 2003 2002 Same-Store NOI (in thousands) $13,298 $13,676 Weighted Average Occupancy 73% 71% Average Daily Rate $115 $114 Revenue Per Available Room $83 $81

Destination resort results Sonoma Mission Inn & Spa Canyon Ranch - Tucson Note: Same-store results exclude Ritz Carlton Palm Beach due to change in equity interest ownership from 25% to 50% in October 2002. Three Months ended September 30, 2003 2002 Same-Store NOI (in thousands) $6,321 $5,937 Weighted Average Occupancy 76% 74% Average Daily Rate $406 $417 Revenue Per Available Room $300 $301 Nine Months ended September 30, 2003 2002 Same-Store NOI (in thousands) $19,602 $22,211 Weighted Average Occupancy 72% 71% Average Daily Rate $460 $463 Revenue Per Available Room $320 $319

Residential development results Crescent Resort Development 17 active projects Residential unit sales ? 10 - 3rd quarter 2003 / 50 - year-to-date 2003 Average sales price per unit ? $1.2 million - 3rd quarter 2003 / $1.2 million -year-to-date 2003 Residential lot sales ? 36 - 3rd quarter 2003 / 62 -year-to-date 2003 Average sales price per lot ? $60,000 - 3rd quarter 2003 / $53,000-year-to-date 2003 Beaver Creek Northstar-at-Tahoe Rendering

Residential development results The Woodlands The Woodlands Residential lot sales ? 256 - 3rd quarter 2003 / 745 - year-to-date 2003 Average sales price per lot ? $62,000 - 3rd quarter 2003 / $63,000 - year-to-date 2003 Desert Mountain Residential lot sales ? 10 - 3rd quarter 2003 / 34 - year-to-date 2003 Average sales price per lot ? $457,000 - 3rd quarter 2003 / $611,000 - year-to-date 2003 Desert Mountain